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                                                                   Exhibit 10(x)

                       AGREEMENT REGARDING OPTION GRANT


     This Agreement Regarding Option Grant ("Agreement") by and between Clinicor, Inc., a Nevada corporation (the "Company"), and the "Optionee" identified below, entered into on March 31, 1997 to be effective as of January 1, 1997.

                             W I T N E S S E T H:

     WHEREAS, the Company and the Optionee entered into a Stock Option Agreement dated February 27, 1995 (the "Option Agreement") which Option Agreement sets forth the terms of a grant of options by the Company to the Optionee (the "Option Grant"); and

     WHEREAS, such Option Agreement provided that options granted pursuant thereto would vest as set forth on Exhibit 2 to such Option Agreement but would, in any event, vest at a rate not less than twenty percent (20%) per year; and

     WHEREAS, the parties hereto are in agreement that the terms and conditions of the Option Agreement, as reduced to writing, are inconsistent with the parties' original intent; and

     WHEREAS, the parties have determined to enter into this Agreement for the purpose of interpreting and clarifying the Option Agreement; and

     WHEREAS, the Board of Directors of the Company has reviewed this Agreement and believes that the terms hereof represent a reasonable construction and interpretation of the terms of the Option Grant and further represent a construction of the Option Grant that is less favorable to the Optionee than would be the case if the options granted pursuant to the Option Agreement were to vest at a rate not less than twenty percent (20%) per year;

     NOW, THEREFORE, the parties agree that the Stock Option Agreement shall be clarified as follows:

     1. The following language shall be substituted for the original language of subparagraph 1(F)(i):

          (i) "Vested" shares are the only Shares that Optionee may purchase hereunder. As of the Grant Date, no Shares are Vested Shares. The remaining balance of the Shares shall vest as set forth on Exhibit 2 attached hereto and incorporated herein by reference.

     2.   Exhibit 2 attached hereto shall be substituted for the original
Exhibit 2.
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     3.  The parties acknowledge that the options referred to in paragraph (i)
on Exhibit 2 attached hereto have lapsed.

     4. The parties intend for this document to constitute an interpretation and clarification only and not a modification of the terms of the Option Grant. To the extent this document is ever deemed to constitute a modification of the Option Grant, then the parties hereto stipulate that such modification does not confer any benefits on the Optionee beyond those benefits granted in the original Option Agreement.

     Executed this 31st day of March, 1997.

                                      CLINICOR, INC.


                                      By /s/ THOMAS P. O'DONNELL
                                         --------------------------------------
                                        Name Thomas P. O'Donnell
                                             ----------------------------------
                                        Title President
                                              ---------------------------------



                                      /s/ ROBERT S. SAMMIS
                                      -----------------------------------------
                                      ROBERT S. SAMMIS

                                       2
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                                   Exhibit 2
                                   ---------


(i) The first 50,000 stock options will vest one year after the Grant Date if and only if, for the 1995 fiscal year, the Company has achieved sales of $5 million or $750,000 in pre-tax earnings;

(ii) The next 50,000 options will vest on a date no earlier than January 1, 1998, if prior to such date for any rolling 12 month period the Company achieves $12 million in sales or $2 million in pre-tax earnings; provided, however, that such 50,000 options will in all events, if not previously vested, vest on the date immediately prior to the expiration of the option term; and

(iii) The final set of 50,000 options will vest on a date no earlier than January 1, 1999, if prior to such date for any rolling 12 month period the Company achieves $18 million in sales or $3 million in pre-tax earnings; provided, however, that such 50,000 options will in all events, if not previously vested, vest on the date immediately prior to the expiration of the option term.